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                                                                     EXHIBIT 5.1

                                Sidley & Austin
                               875 Third Avenue
                           New York, New York 10022

  (212) 906-2313                 November 22, 1994



Borden Chemicals and Plastics Limited Partnership
Highway 73
Geismar, Louisiana 70734

        Re: 4,600,000 Depositary Units Representing Common Limited
            Partner Interests
            Registration Statement on Form S-3
            ------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Borden Chemicals and Plastics Limited Partnership, a Delaware limited partnership (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (File No. 33-55863) (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), relating to the registration of 4,600,000 depositary units ("Units") representing common limited partner interests in the Company.

    We have examined such records of the Company and of BCP Management, Inc., the general partner of the Company, certificates and other documents and such matters of law as we have considered necessary or appropriate for purposes of the following opinions. For purposes of rendering such opinions we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In rendering the following opinions, we have relied as to all matters of Delaware law exclusively upon the opinion dated November 22, 1994, of Richards, Layton & Finger, Wilmington, Delaware, a copy of which is attached.

    Based upon the foregoing, we are of the opinion that:
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November 22,1994
Page 2

    (1) The Company has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act").

    (2) The Units to be issued to the underwriters upon their admission as limited partners of the Company ("Limited Partners") have been duly authorized by the Amended and Restated Agreement of Limited Partnership of the Company, dated as of December 15, 1988 (the "Partnership Agreement"), and, when issued and sold as described in the Registration Statement will represent valid and, subject to the qualifications set forth herein, fully paid and nonassessable common limited partner interests in the Company, as to which the Limited Partners, as limited partners of the Company, will have no liability in excess of their obligations to make contributions to the Company, their obligations to make other payments provided for in the Partnership Agreement and their shares of the Company's assets and undistributed profits (subject to an obligation of a limited partner of a limited partnership no greater than the obligation of such limited partner to repay (i) to the Company, to the extent provided under repealed 6 Del. C. (S) 17-608, for a period of one year after any rightful
           -------
return, any part of its contribution to the limited partnership rightfully returned to it, but only to the extent necessary to discharge the limited partnership's liabilities to creditors who extend credit to the limited partnership during the period the said contribution was held by the limited partnership, and (ii) any funds wrongfully returned to the extent provided under repealed 6. Del. C. (S) 17-608 or wrongfully distributed to it).
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    (3) There are no provisions in the Partnership Agreement the inclusion of which (subject to the terms and conditions therein) or, assuming that the Limited Partners, as limited partners of the Company, take no action other than actions permitted by the Partnership Agreement, the exercise of which (in accordance with the terms and conditions therein), would cause the Limited Partners, as limited partners of the Company, to be deemed to be participating in the control of the business of the Company (within the meaning of the Delaware Act).

    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the reference to us under the caption "Legal Opinions" in the Prospectus included as a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,

SC/cr

SIC94E85.SEN(11/14194 5:16pm)
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                           Richards, Layton & Finger
                               One Rodney Square
                                 P.O. Box 551
                          Wilmington, Delaware 19899



                                                    November 22, 1994

Sidley & Austin
875 Third Avenue
New York, New York 10022

  Re:  Borden Chemicals and Plastics Limited Partnership
       -------------------------------------------------

Ladies and Gentlemen:


     We have acted as special Delaware counsel for Borden Chemicals and Plastics Limited Partnership, a Delaware limited partnership (the "Partnership"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

    For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

    (a) The Certificate of Limited Partnership of the Partnership, dated as of August 28, 1987, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 31, 1987;

    (b) The Agreement of Limited Partnership of the Partnership, dated as of August 28, 1987;

    (c) The Amended and Restated Certificate of Limited Partnership of the Partnership, dated as of October 16, 1987 (the "Original Certificate"), as filed in the office of the Secretary of State on October 21, 1987;
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Sidley & Austin
November 22, 1994
Page 2

     (d) The Certificate of Amendment to the Original Certificate, dated May 31, 1988, as filed in the office of the Secretary of State on August 8, 1988;

     (e) The Amended and Restated Certificate of Limited Partnership of the Partnership, dated as of August 8, 1988 (the "Certificate"), as filed in the office of the Secretary of State on December 15, 1988;

     (f) The Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 30, 1987 (the "Original Agreement");

     (g) The Amendment to the Original Agreement, dated as of December 15, 1988;

     (h) The Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 15, 1988 (the "Agreement");

     (i) A registration statement (the "Initial Registration Statement") on Form S-3 (Registration No. 33-55863), filed by the Partnership with the Securities and Exchange Commission on October 7, 1994, as amended by Amendment No. 1 to the Initial Registration Statement, including a preliminary prospectus (the "Prospectus"), to be filed by the Partnership with the Securities and Exchange Commission on or about November 22, 1994 ("Amendment No. 1") (the Initial Registration Statement as amended by Amendment No. 1 being hereinafter referred to as the "Registration Statement"); and

     (j) A Certificate of Good Standing for the Partnership, dated November 21, 1994, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

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Sidley & Austin
November 22, 1994
Page 3

     With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

     For purposes of this opinion, we have assumed (i) that after the issuance and sale of the Common Units under the Registration Statement and the Agreement, the number of Common Units issued and reserved for issuance by the Partnership will not exceed the maximum number of Common Units which may be issued by the Partnership under the Agreement and the Registration Statement, (ii) that the Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of partners to, and the creation, operation and termination of, the Partnership, and that the Agreement and the Certificates are in full and effect, have not been amended and no amendment of the Agreement or the Certificates is pending or has been proposed, (iii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation and the capacity of Persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including the Agreement by, or on behalf of, the Limited Partners (as hereinafter defined), (vi) that the General Partner has taken all corporate action required to be taken by it to authorize the issuance and sale of Common Units to certain underwriters as contemplated in the Prospectus (the "Underwriters"), and to authorize the admission to the Partnership of the Underwriters as limited partners of the Partnership (the "Limited Partners"),
(vii) the due authorization, execution and delivery to the General Partner by each of the Limited Partners of an appropriate instrument applying to be admitted as a limited partner of the Partnership (a "Transfer Application"),
(viii) the due acceptance by the General Partner of a Transfer Application from each of the Limited Partners and the due acceptance by the General Partner of the admission to the Partnership of the Limited Partners as limited partners of the Partnership, (ix) the payment by each of the Limited Partners to the Partnership of the full consideration due from it for the Common Units acquired by it, (x) that each of the Limited Partners is not an Ineligible Person (as defined in the Prospectus), (xi) that the books and records of the Partnership set forth the names and addresses of all Persons to be admitted as Partners, the contributions which such Persons are obligated to make to the Partnership, the agreed value of such contributions and all information required by the Agreement, (xii) that the Common Units are issued and sold to the Limited Partners in accordance with the Agreement and the Registration Statement, and
(xiii) that the Limited Partners, as limited partners of the Partnership, do


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Sidley & Austin
November 22, 1994
Page 4

not participate in the control of the business of the Partnership (within the meaning of the Delaware Revised Uniform Limited Partnership Act (6 Del.C.
                                                                   ------
(S)17-101, et seq.) (the "Act")). We have not participated in the preparation of
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the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Act.

     2. The Common Units to be issued to the Limited Partners have been duly authorized by the Agreement and, when issued and sold as described in the Registration Statement and the Agreement, will represent valid and, subject to the qualifications set forth herein, fully paid and nonassessable limited partner interests in the Partnership, as to which, the Limited Partners, as limited partners of the Partnership, will have no liability in excess of their obligations to make contributions to the Partnership, their obligations to make other payments provided for in the Agreement and their share of the Partnership's assets and undistributed profits (subject to an obligation of a limited partner of a limited partnership no greater than the obligation of such limited partner to repay (i) to the limited partnership, to the extent provided under repealed 6 Del.C. (S)17-608, for a period of one (1) year after
                          ------
any rightful return, any part of its contribution to the limited partnership rightfully returned to it, but only to the extent necessary to discharge the limited partnership's liabilities to creditors who extended credit to the limited partnership during the period the said contribution was held by the limited partnership, and (ii) any funds wrongfully returned to the extent provided under repealed 6 Del.C. (S)17-608 or wrongfully distributed to it).
                          ------

     3. There are no provisions in the Agreement the inclusion of which, subject to the terms and conditions therein, or, assuming that the Limited Partners, as limited partners of the Partnership, take no action other than actions permitted by the Agreement, the exercise of which, in accordance with the terms and conditions therein, would cause the Limited Partners, as limited partners of the Partnership, to be deemed
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Sidley & Austin
November 22, 1994
Page 5

to be participating in the control of the business of the Partnership (within the meaning of the Act).

    We understand that you will rely as to matters of Delaware law upon this opinion in connection with an opinion to be submitted by you to the Partnership and filed by it with the Securities and Exchange Commission as an exhibit to the Registration Statement in connection with the filing by the Partnership of the Registration Statement under the Securities Act of 1933, as amended. In connection with such opinion, we hereby consent to your relying as to matters of Delaware law upon this opinion and to filing a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in connection with the filing by the Partnership of the Registration Statement under the Securities Act of 1933, as amended. We hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                                        Very truly yours,